UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

Advanta Corp.
 (Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 West Ridge Pike, Conshohocken, PA	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 657-4000

Welsh & McKean Roads, P.O. Box 844, Spring House, PA 19477
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Definitive Material Agreement.

The FDIC Claim and Execution of Settlement Agreement

Advanta Corp. (the “Company”) previously disclosed that the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Advanta Bank Corp. (“ABC”), the Company’s wholly-owned bank subsidiary, had asserted claims of over $200 million (the “FDIC Claim”) against the Company and certain of its subsidiaries (collectively, the “Debtors”) in the chapter 11 cases pending before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 09-13931 (KJC) (the “Chapter 11 Cases”) . The FDIC Claim has now been settled in a way that will result in either no claim against any of the Debtors or a $50 million general unsecured claim against the Company. The settlement of the FDIC Claim will also potentially add $5.4 million to the assets of the Company’s bankruptcy estate. A settlement agreement resolving the FDIC Claim and other related matters (the “Settlement Agreement”) was entered into on August 27, 2010 and the Bankruptcy Court approved it on September 7, 2010. A copy of the Settlement Agreement in its entirety can be viewed at www.Advantareorg.com.

As previously described, the FDIC Claim principally related to the $628 million tax loss the Company reported on its consolidated federal income tax return for 2009 (“The Consolidated Return”). The Company elected not to carryback any of the loss. This was in large part because carryback would have resulted in a tax refund of approximately $54 million but would also have resulted in a $170 million claim against the Company under the governing intercompany tax sharing agreement. This would have substantially reduced the recoveries available for other claimants with claims in the Company’s bankruptcy proceedings. In the Company’s view, ABC was not entitled to anything under the intercompany tax sharing agreement as a result of the Company not carrying back the loss and preserving the loss to carryforward to future years. The official committee of unsecured creditors in the Company’s bankruptcy proceedings fully supported the Company’s position.

The FDIC contended that $170 million was owed regardless of whether the loss was carried back and also contended that it could independently ask the Internal Revenue Service (“IRS”) to honor an FDIC election to carry the loss back to recover the $54 million refund from the IRS.

On June 22, 2010, the Debtors filed a proof of claim against ABC in the FDIC receivership in the amount of at least $19 million.

Set forth below is a more detailed summary of the key provisions of the Settlement Agreement:

The Settlement Agreement provides that, subject to satisfaction of certain preconditions which have now been met, the FDIC shall be permitted to file competing federal tax returns on behalf of ABC with an election to carryback up to five years the 2009 net operating loss. If the IRS pays any refund in connection with any carryback of the 2009 net operating loss, the FDIC shall have no claims against the Debtors and the tax refund will be shared among the Company and the FDIC such that the Company receives 10% of the refund and the FDIC receives 90% of the refund. In this circumstance, the effect of the Settlement Agreement will be to eliminate the FDIC Claim and in addition benefit the Company’s estate by the amount of its portion of any refund. If the IRS determines that it will not pay any refund in connection with any carryback of the 2009 net operating loss, then the FDIC will have an allowed general unsecured claim against the Company’s chapter 11 estate in the amount of $50 million that will receive the same treatment provided for other allowed general unsecured claims against the Company pursuant to any confirmed chapter 11 plan. In this circumstance, the effect of the Settlement Agreement is to cap the amount of the FDIC’s claims at $50 million, an amount that is significantly less than the FDIC Claim of in excess of $200 million. The Settlement Agreement also requires the Company to withdraw its $19 million claim against ABC in the FDIC receivership and includes mutual releases from each party to the other parties for the purpose of fully and finally resolving the matters in dispute.

Item 8.01 Other Events.

The William Underland Litigation

In June 2010, certain current and former executive officers and directors of the Company (the “Advanta Defendants”) were named along with other unaffiliated parties as defendants in a purported class action lawsuit filed in the Court of Common Pleas of Montgomery County, Pennsylvania. Neither the Company nor any of its subsidiaries was named as a defendant. This lawsuit was brought on behalf of William Underland and all other similarly situated persons who purchased the Company’s senior unsecured debt securities (the “Debt Securities”) between June 24, 2007 and November 8, 2009 (the “Debt Securities Class Period”). The complaint generally alleges that the defendants made misleading and inaccurate statements and failed to disclose material information about the business and prospects of the Company and its subsidiaries in the registration statement under which the Debt Securities were sold. The complaint alleges that plaintiff and other members of the purported class purchased Debt Securities in reliance on defendants’ allegedly misleading and inaccurate statements and omissions during the Debt Securities Class Period. The lawsuit seeks unspecified damages. On July 23, 2010, the defendants removed the lawsuit to the United States District Court for the Eastern District of Pennsylvania. The Advanta Defendants intend to vigorously defend this matter and believe that the allegations are without merit.

Steamfitters Local 449 Pension Fund Litigation

As previously disclosed, in October 2009, the Company and certain current or former executive officers of the Company, were named as defendants in a purported class action lawsuit filed in the United States District Court for the Eastern District of Pennsylvania . This lawsuit was brought on behalf of Steamfitters Local 449 Pension Fund and all other similarly situated stockholders who purchased the Company’s Class A and/or Class B Common Stock between October 31, 2006 and November 27, 2007 (the “Class Period”). In August 2010, an amended complaint was filed removing the Company as a defendant, naming certain current and former directors of the Company and certain former officers of ABC as additional defendants, and amending the Class Period to cover the period between October 16, 2006 and January 30, 2008. The amended complaint generally alleges that the defendants made false and misleading statements regarding the Company’s business and financial results, which allegedly caused the plaintiff and other members of the purported class to purchase shares of the Company’s Class A and Class B Common Stock at inflated prices during the Class Period. The amended complaint also alleges that certain of the defendants sold shares for substantial gains during the Class Period. The lawsuit seeks unspecified damages, attorneys’ fees and such equitable/injunctive relief as the court deems just and proper. The defendants intend to vigorously defend this matter and believe that the allegations are without merit.

The ERISA Litigation

As previously disclosed, in October and November 2009, the Company and certain of its directors and current or former officers were named as defendants in purported class action lawsuits filed in the United States District Court for the Eastern District of Pennsylvania alleging violations of the Employee Retirement Income Security Act (“ERISA”). These lawsuits were brought on behalf of named plaintiffs Matthew A. Ragan, Paula Hiatt, Pamela G. Yates and Joann Claflin and all other similarly situated persons who were participants in or beneficiaries of the Advanta Corp. Employee Stock Ownership Plan and/or the Advanta Corp. Employee Savings Plan (the “Plans”) and whose Plan investments included the Company’s common stock at any time between October 31, 2006 and November 8, 2009 (the “ERISA Class Period”). In August 2010, an amended complaint was filed that consolidates the lawsuits that were filed separately in 2009. The amended complaint also removes the Company as a defendant and names certain current or former officers of the Company as additional defendants. The amended complaint generally alleges that the defendants breached their fiduciary duties by, among other things, failing to prudently manage the Plans’ investments in the Company’s securities and by failing to avoid inherent conflicts of interest resulting in losses to the Plans. The lawsuit seeks compensation for the Plans’ losses in an unspecified amount. The defendants intend to vigorously defend this matter and believe that the allegations are without merit.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; (ii) the ability of the Debtors to prosecute, develop and consummate one or more chapter 11 plans with respect to the Chapter 11 Cases; (iii) the effects of the Company’s bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents; (iv) the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; and (v) the risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to develop and consummate one or more chapter 11 plans once such plans are developed. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

(Registrant)

Date: September 10, 2010

By:    /s/ Jay A. Dubow
Jay A. Dubow, Chief Administrative
Officer, Senior Vice President,
Secretary and General Counsel